UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 6, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)	29707 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. —Entry into a Material Definitive Agreement.
     On June 6, 2008, Wellman Inc. (the “Company”) entered into a letter agreement amending its senior secured superpriority debtor in possession credit agreement dated February 26, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. Under Section 9.1(i)(xvi) of the Credit Agreement as originally entered into, it would have been an event of default if the U.S. Bankruptcy Court (as defined in the Credit Agreement) did not enter an order in form and substance satisfactory to the administrative agent and the lenders, on or before May 22, 2008 (the “Order Deadline”), (A) approving bidding procedures, (B) scheduling a bidding deadline, auction date and sale hearing date, and (C) establishing procedures under Section 363 and 365 of the United States bankruptcy code for the sale of the Company. The letter agreement amended the Credit Agreement so that the Order Deadline is June 26, 2008. The letter agreement does not amend any other section of the Credit Agreement. For a description of the Credit Agreement and a copy thereof, please see the Company’s Current Report on Form 8-K dated February 26, 2008 filed with the Securities and Exchange Commission on March 4, 2008. A copy of the related press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits
     99.1 Press Release dated June 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
June 9, 2008	/s/ David R. Styka
David R. Styka
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated June 6, 2008.

4